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                                                                     EXHIBIT 12.


                    BANK PLUS CORPORATION AND SUBSIDIARIES

              COMPUTATION OF RATIO OF EARNINGS (LOSS) TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------------------------------------
                                                       1997          1996           1995           1994            1993
                                                     --------     ---------      ---------      ----------      ----------
                                                                            (DOLLARS IN THOUSANDS)
Earnings (loss) from continuing operations
      before income taxes..........................  $  8,788     $ (10,525)     $ (69,975)     $ (144,968)     $ (101,680)
Add:
   Interest on deposits............................   126,717       120,265        128,242         108,310         131,721
   Interest on borrowings..........................    47,292        32,358         46,594          47,518          56,773
   One-third of rents..............................       870           990            930             870             900
                                                     --------     ---------      ---------      ----------      ----------
       Earnings as adjusted (A)....................  $183,667     $ 143,088      $ 106,791      $   11,730      $   87,714
                                                     ========     =========      =========      ==========      ==========

Earnings as adjusted...............................  $183,667     $ 143,088      $ 106,791      $   11,730      $   87,714
Less:
   Interest on deposits............................   126,717       120,265        128,242         108,310         131,721
                                                     --------     ---------      ---------      ----------      ----------
       Adjusted earnings (loss) excluding
          interest on deposits (B).................  $ 56,950     $  22,823      $ (21,451)       $(96,580)       $(44,007)
                                                     ========     =========      =========      ==========      ==========

Fixed Charges:
   Interest on deposits............................  $126,717     $ 120,265      $ 128,242      $  108,310      $  131,721
   Interest on borrowings..........................    47,292        32,358         46,594          47,518          56,773
   One-third of rents..............................       870           990            930             870             900
   Dividend on preferred stock of
      subsidiary...................................     7,302        10,707             --              --              --
                                                     --------     ---------      ---------      ----------      ----------
      Fixed charges (C)............................  $182,181     $ 159,823      $ 175,766      $  156,698      $  189,394
                                                     ========     =========      =========      ==========      ==========
      Fixed charges excluding interest
        on deposits (D)............................  $ 55,464     $  39,558      $  47,524      $   48,388      $   57,673
                                                     ========     =========      =========      ==========      ==========

Ratio of earnings to fixed charges (A) / (C).......      1.01          0.90           0.61            0.07            0.46
                                                     ========     =========      =========      ==========      ==========
Ratio of earnings (loss) to fixed charges
      excluding interest on deposits (B) / (D).....      1.03          0.58          (0.45)          (2.00)          (0.76)
                                                     ========     =========      =========      ==========      ==========
Amount of coverage deficiency......................  $    N/A     $ (21,232)     $ (68,975)     $ (144,968)     $ (101,680)
                                                     ========     =========      =========      ==========      ==========
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